EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Randy A. Foutch, Chairman and Chief Executive Officer of Laredo Petroleum Holdings, Inc. (the “Company”), and W. Mark Womble, Senior Vice President and Chief Financial Officer of the Company, certify that, to their knowledge:

(1)                                 the Quarterly Report on Form 10-Q of the Company for the period ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 9, 2012

/s/ Randy A. Foutch
Randy A. Foutch
Chairman and Chief Executive Officer

November 9, 2012

/s/ W. Mark Womble
W. Mark Womble
Senior Vice President and Chief Financial Officer